Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 1, 2024, of OneMeta, Inc. relating to the audits of the financial statements for the years ended December 31, 2023 and 2022 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
The Woodlands, Texas

December 20, 2024